STATE OF DELAWARE
                                                    SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 09:00 AM 6/18/1999
                                                    991250459-2300523


                    CERTIFICATE OF AMENDMENT
                                OF
                   CERTIFICATE OF INCORPORATION
                               OF
                         MICROPOINT, INC.

     Micropoint, Inc., a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Micropoint, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended said Article shall be and read as follows:

     "FIRST: The name of the corporation is Flexpoint Sensor Systems, Inc."


      SECOND That thereafter, pursuant to resolution of it's Board of Directors, the annual meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Douglas M. Odom, it's authorised officer, this 16th day of June, 1999.

                                   MICROPINT, INC.


                                   /s/ Douglas Odom
                                   ______________________________
                                   Douglas M. Odom, President

Micropoint, Inc
Certificate of Amendment.
06/14/99